Exhibit 10.1

FDO HOLDINGS, INC.

AMENDED AND RESTATED
2011 STOCK INCENTIVE PLAN

Adopted as of January 13, 2011

Amended and Restated on October 10, 2012

FDO HOLDINGS, INC.

AMENDED AND RESTATED
2011 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

This 2011 Stock Incentive Plan is being offered in connection with the merger of Floor and Decor Outlets of America, Inc. a Georgia corporation, with FDO Merger Sub, Inc., a Georgia corporation, to become a subsidiary of FDO Holdings, Inc., a Delaware corporation.  This 2011 Stock Incentive Plan was amended and restated on October 10, 2012, such amendment and restatement to be effective as of the Effective Date.  The purpose of this 2011 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1                               “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding common stock by a Person or group of Persons acting in concert, or the sale or Transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.  The occurrence of an Acquisition Event shall be determined by the Committee in its sole discretion.

2.2                               “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person; provided, however, that if the Common Stock subject to any Award does not constitute “service recipient stock” for purposes of Section 409A of the Code, the Company intends that such Award shall be designed to comply with Section 409A of the Code.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  No Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the capital stock of the Company.

2.3                               “Ares” means Ares Corporate Opportunities Fund III, L.P.

2.4                               “Ares Co-Investors” means Norman Axelrod, as AS SKIP LLC and their Permissible Transferees.

2.5                               “Award” means any award under the Plan of any Stock Option or Restricted Stock.  All Awards shall be subject to the terms of a written or electronic agreement executed by the Company and the Participant.  Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

2.6                               “Board” means the Board of Directors of the Company.

2.7                               “Bylaws” means the Bylaws of the Company, as amended or amended and restated from time to time.

2.8                               “Business” means the business (whether operated in physical locations or online over the internet) of selling hard surface flooring materials.

2.9                               “Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, as amended or amended and restated from time to time.

2.10                        “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import or where it only applies upon the occurrence of a change in control and one has not yet taken place)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, (x) a felony under U.S. or applicable state law, or (y) a misdemeanor where imprisonment is imposed other than for a traffic-related offense; (ii) perpetration by a Participant of an illegal act, dishonesty, or fraud that could cause economic injury to the Company or any act of moral turpitude by the Participant; (iii) a Participant’s insubordination, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or unsatisfactory performance of his or her duties for the Company; (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; (v) a Participant’s willful misconduct or gross negligence with regard to the Company; (vi) the Participant’s unlawful appropriation of a material corporate opportunity; or (vii) the Participant’s breach of any agreement with the Company or any of its Affiliates, including any confidentiality or restrictive covenant agreement entered into between the Participant and the Company or any of its Affiliates; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies upon an occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.  With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.11                        “Change in Control” means, unless otherwise determined by the Committee in the applicable Award agreement, the occurrence of any of the following:

(a)                                 the acquisition (including any acquisition through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by any Person (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any acquisition by any Permitted Holder or any of its Related Parties or a Permitted Group, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares or other securities (as defined in Section 3(a)(10) of the Exchange Act) representing 50% or more of either (i) the voting common stock of the Company or (ii) the combined voting power of the securities of the Company entitled to vote generally in the election of directors of the Board (collectively, the “Company Voting Securities”), in each case calculated on a fully diluted basis after giving effect to such acquisition; provided, however, that none of the following acquisitions shall constitute a Change in Control as defined in this clause (a): (A) any acquisition by any Person or group of Persons consisting solely of shareholders of the Company on the Effective Date, (B) any acquisition that does not result in any Person (other than any shareholder or shareholders of the Company on the Effective Date), beneficially owning shares or securities representing 50% or more of either the Common Stock or Company Voting Securities, and (C) any acquisition, after which the Permitted Holders, their Related Parties or a Permitted Group have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board;

(b)                                 any election has occurred of Persons to the Board that causes two-thirds of the Board to consist of Persons other than (i) Persons who were members of the Board on the Effective Date, (ii) Persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of Persons who were members of the Board on the Effective Date and (iii) Persons who were designated for election as members of the Board pursuant to Section 4.06(a)(ii) of the Shareholders Agreement; provided, however, that any Person nominated for election by a Board at least two-thirds of whom constituted Persons described in clauses (i), (ii) or (iii) or by Persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of Persons described in clause (i); or

(c)                                  approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition (other than a merger or consolidation) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder or a Permitted Group or a Related Party of a Permitted Holder.

2.12                        “Chief Executive Officer” means the chief executive officer of the Company.

2.13                        “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.14                        “Committee” means (a) prior to a Registration Date, a committee or subcommittee of the Board appointed from time to time by the Board and (b) following a Registration Date, a committee or subcommittee of the Board appointed from time to time by the Board that, in the discretion of the Board, may consist solely of two or more “non-employee directors” as defined in Rule 16b-3 and, to the extent required by applicable stock exchange rules, who are “independent” as defined under applicable stock exchange rules; provided that if for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of grants, interpretations or other actions of the Committee.  With respect to the application of the Plan to Non-Employee Directors, the Committee shall mean the Board.  Notwithstanding the foregoing, if and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board.

2.15                        “Common Stock” means the Class B non-voting Common Stock, par value $0.001 per share, of the Company.

2.16                        “Company” means FDO Holdings, Inc., a Delaware corporation, and its successors by operation of law.

2.17                        “Competitor” means any Person (other than the Company and its Affiliates) engaged in the Business.

2.18                        “Consultant” means any natural person who (i) provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which services are not in connection with the offer and sale of securities in a capital-raising transaction, and (ii) who does not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.19                        “Customer” means any Person who is a customer or client of the Company or any of its Affiliates that is a professional contractor and with whom the Participant had material business-related contact (whether in person, by telephone or by paper or electronic correspondence) on behalf of the Company or any of its Affiliates.

2.20                        “Detrimental Activity” means:

(a)                                 disclosing, divulging, furnishing or making available to anyone at any time, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Affiliates, either during or subsequent to Participant’s service relationship with the Company or its Affiliates, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Affiliates, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its Affiliate, acquired by the Participant at any time prior to the Participant’s Termination;

(b)                                 any activity while employed by, or performing services for, the Company or any of its Affiliates that results, or if known could reasonably be expected to result, in the Participant’s Termination that is classified by the Company as a termination for Cause;

(c)                                  (i) directly or indirectly soliciting, enticing or inducing any employee of the Company or of any of its Affiliates to be employed by any Person that is, directly or indirectly, in competition with the business or activities of the Company or any of its Affiliates; (ii) directly or indirectly approaching any such employee for these purposes; (iii) authorizing or knowingly approving the taking of such actions by other persons on behalf of any such person, firm or corporation, or assisting any such person, firm or corporation in taking such action; (iv) directly or indirectly soliciting Customers to purchase products on behalf of a Competitor; or (v) directly or directly soliciting Suppliers to provide products or services to support a Competitor; or

(d)                                 a material breach of any agreement between the Participant and the Company or an Affiliate of the Company.  Unless otherwise determined by the Committee at grant or unless a longer post-Termination recoupment period is provided in the applicable agreement, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant’s Termination.

For purposes of subsections (a), (c) and (d) above, the Committee has the authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

2.21                        “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code.  A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.22                        “Effective Date” means the effective date of the Plan as defined in Article XIV.

2.23                        “Eligible Employee” means each employee of the Company or one of its Affiliates.

2.24                        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.25                        “Exercisable Stock Options” has the meaning set forth in Section 4.2(d).

2.26                        “Fair Market Value” means, unless otherwise required by any applicable provision of the Code, as of any date and except as provided below, (a) the last sales price reported for the Common Stock on the applicable date as reported on the principal established securities market on which it is then traded or if the Common Stock has not been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; or (b) if the Company’s Common Stock is not traded on any established securities market, the price as determined by the Committee in whatever manner it considers appropriate, taking into account the requirements of Section 409A of the Code.  For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted, or if such grant date is not a trading day, the trading day immediately prior to the date on which the Award is granted.  For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Company or, if not a day on which the applicable market is open, the next day that it is open.

2.27                        “Family Member” means “family member” as defined in Rule 701 under the Securities Act or, following the filing of a Form S-8 pursuant to the Securities Act with respect to the Plan, as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.28                        “FS” means FS Equity Partners VI, L.P.

2.29                        “FS Co-Investors” means Starrett Family Trust, dated 4-11-99, Castellani Associates III, LLC, the Lawrence P. Castellani Family Foundation, FS Affiliates VI, L.P. and their Permissible Transferees.

2.30                        “FS Principals” means Bradford M. Freeman, Ronald P. Spogli or any four of Brad J. Brutocao, Benjamin D. Geiger, Todd W. Halloran, Jon D. Ralph, John M. Roth, J. Frederick Simmons and William M. Wardlaw.

2.31                        “Good Reason” with respect to a Participant’s voluntary Termination of Employment shall have the meaning ascribed to such term under an employment or similar agreement in effect between the Company and the Participant; a Participant may not have “Good Reason” in the absence of such an agreement defining such term.

2.32                        “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.33                        “Joinder Agreement” means a Joinder Agreement contemplated by the Shareholders Agreement, dated November 24, 2010, by and among the Company and the shareholders party thereto, as amended from time to time in accordance with the terms thereof, or any similar joinder agreement to a shareholders agreement (or similar agreement) entered into by the Company after the Effective Date.

2.34                        “Non-Employee Director” means a non-employee director of the Company as defined in Rule 16b-3.

2.35                        “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.36                        “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.37                        “Participant” means an Eligible Employee, Consultant or Non-Employee Director to whom an Award has been granted pursuant to the Plan.

2.38                        “Permissible Transferee” means:

(i)                                     with respect to any shareholder of the Company who is a natural person, (a) any Family Member and (b) any trust which is for the primary benefit of such shareholder or one or more Family Members of such shareholder (which shall include grandchildren), a charitable organization that is controlled by such shareholder or a community foundation which permits donor participation in directing charitable donations from charitable gifts given by such shareholder;

(ii)                                  with respect to any shareholder that is not a natural person, (a) any Affiliate of such shareholder, (b) with respect to any Major Shareholder (as defined in the Shareholders Agreement), any institutional lender to which such Major Shareholder is required to pledge or grant a security interest in the shares of Common Stock pursuant to the terms of such Major Shareholder’s senior secured revolving credit facility, (c) with respect to AS SKIP LLC, (I) any Family Member of Norman Axelrod, (II) any trust which is for the primary benefit of Norman Axelrod or one or more of his Family Members (which shall include grandchildren) or (III) a charitable organization that is controlled by Norman Axelrod or a community foundation which permits donor participation in directing charitable donations from charitable gifts given by AS SKIP LLC, (d) with respect to Starrett Family Trust, dated 4-11-99, (I) any Family Member of Peter Starrett, (II) any trust which is for the primary benefit of Peter Starrett or one or more of his Family Members (which shall include grandchildren) or (III) a charitable organization that is controlled by Peter Starrett or a community foundation which permits donor participation in directing charitable donations from charitable gifts given by Starrett Family Trust, dated 4-11-99, (e) with respect to Castellani Associates III, LLC and Lawrence P. Castellani Family Foundation, (I) any Family Member of Lawrence P. Castellani, Jr., (II) any trust which is for the primary benefit of Lawrence P. Castellani, Jr. or one or more of his Family Members (which shall include grandchildren) or (III) a charitable organization that is controlled by Lawrence P. Castellani, Jr. or a community foundation which permits donor participation in directing charitable donations from charitable gifts given by either Castellani Associates III, LLC or Lawrence P. Castellani Family Foundation and (f) with respect to the West Companies, (I) any Family Member of Vincent West, (II) any trust which is for the primary benefit of Vincent West or one or more of his Family Members (which shall include grandchildren) or (III) a charitable organization that is controlled by Vincent West or a community foundation which permits donor participation in directing charitable donations from charitable gifts given by either of the West Companies; and

(iii)                               to the extent such shareholder is an investment fund, (a) any Related Party of such shareholder, (b) any investor in such shareholder that receives a pro rata distribution of shares of Common Stock to all investors in such shareholder, and (c) any Person acquiring all or substantially all of the investment portfolio of such shareholder;

provided, that in any of such cases, such Permissible Transferee (i) is an accredited investor within the meaning of Regulation D under the 1933 Act and (ii) prior to the Transfer, executes a Joinder Agreement.

2.39                        “Permitted Group” means any group of investors that includes a Permitted Holder and is deemed to be a “person” (as that term is used in Section 13(d)(3) or 14(d)(2) of the Exchange Act) at any time prior to the Company’s initial public offering of Common Stock by virtue of the Shareholders Agreement.

2.40                        “Permitted Holder” means, individually or in combination, Ares, ACOF Operating Manager III, LLC, FS and FS Capital Partners VI, LLC.

2.41                        “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.42                        “Plan” means this FDO Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan, as further amended from time to time.

2.43                        “Registration Date” means the first date after the Effective Date (a) on which the Company sells its Common Stock in a bona fide initial public offering pursuant to a registration statement under the Securities Act or (b) any class of common equity securities of the Company is required to be registered under Section 12 of the Exchange Act.

2.44                        “Related Party” means, with respect to any Person that is an investment fund, (a) an Affiliate of such Person, (b) any investment manager, investment partnership, investment adviser or general partner of such Person, (c) any investment fund, investment partnership, investment account or other investment Person whose investment manager, investment adviser, managing member or general partner is such Person or a Related Party of such Person, (d) any equity investor, partner, officer, member or manager of such Person and (e) with respect to FS, any investment fund or partnership that is controlled by any of the FS Principals; provided, however, that (x) Ares and the Ares Co-Investors shall be Related Parties, (y) FS and the FS Co-Investors shall be Related Parties and (z) no Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the capital stock of the Company.

2.45                        “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.46                        “Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.47                        “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulation or other official guidance promulgated thereunder.

2.48                        “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.  Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.49                        “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.50                        “Shareholders Agreement” means that Shareholders Agreement, dated November 24, 2010, among the Company and the investors party thereto, as amended from time to time in accordance with the terms thereof.

2.51                        “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.52                        “Supplier” means any Person who supplies products or services to the Company in support of the Company’s Business and with whom a Participant had material business-related contact (whether in person, by telephone or by paper or electronic correspondence) on behalf of the Company or any of its Affiliates.

2.53                        “Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.54                        “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.55                        “Termination of Consultancy” means:  (a) that the Consultant is no longer acting as a consultant to the Company or one of its Affiliates; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate of the Company unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another of its Affiliates at the time the entity ceases to be an Affiliate of the Company.  In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.56                        “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.57                        “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate of the Company, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate of the Company at the time the entity ceases to be an Affiliate of the Company.  In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.58                        “Transfer” means: (a) when used as a noun, any direct or indirect transfer, offer, sale, assignment, pledge, lease, donation, grant, gift, bequest, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, offer, sell, assign, pledge, lease, donate, grant, gift, bequest, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferable” and “Transferred” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1                               The Committee.  The Plan shall be administered and interpreted by the Committee.

3.2                               Grants of Awards.  The Committee shall have full authority to grant Awards pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors.  In particular, the Committee shall have the authority:

(a)                                 to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)                                 to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)                                  to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)                                 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)                                  to determine whether and under what circumstances a Stock Option may be settled in cash or Common Stock and/or Restricted Stock under Section 6.3(d);

(f)                                   to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Awards or to purchase or pay for shares of Common Stock issuable pursuant to Awards under the Plan; provided that on and after the Registration Date executive officers and directors are not eligible to receive such loans, and provided further, that all outstanding loans shall be repaid before the Registration Date;

(g)                                  to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(h)                                 to determine whether to require an Eligible Employee, Non-Employee Director or Consultant, as a condition of the granting of any Stock Option, not to sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of a Stock Option for a period of time as determined by the Committee, in its sole discretion, following the date of acquisition of such Stock Option;

(i)                                     to modify, extend or renew an Award, subject to Article X and Section 6.3(f), provided, however, that such action shall be implemented in a manner intended to comply with Section 409A of the Code; and

(j)                                    generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

The Committee may, in its sole discretion, designate employees of the Company and its Affiliates and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers or employees of the Company and its Affiliates to grant Awards and/or execute agreements or other documents on behalf of the Committee.  Without limiting the foregoing, the Board or the Committee may (to the extent permitted by applicable law and applicable exchange rules) delegate to the Chief Executive Officer, to a committee of officers or employees of the Company and/or its Subsidiaries established by the Board or the Committee, or to a committee of one or more members of the Board, the authority to (a) grant Awards pursuant to the terms of the Plan covering up to one thousand (1,000) shares of Common Stock per individual, per year, to officers and employees of the Company and its Subsidiaries and Affiliates who are not (i) subject to Section 16 of the Exchange Act, nor (ii) “covered employees” within the meaning of Code Section 162(m)(3) and (b) grant Awards pursuant to the terms of the Plan covering up to one thousand (1,000) shares of Common Stock per individual, as an inducement to an individual to accept an offer of employment, including Awards to individuals who may become, upon accepting an offer of employment, (i) officers of the Company and its Subsidiaries and Affiliates who are subject to Section 16 of the Exchange Act, or (ii) “covered employees” within the meaning of Code Section 162(m)(3). Any such delegation so made shall be consistent with recommendations made by the Committee to the Board regarding non-Chief Executive Officer compensation, incentive-compensation plans and equity-based plans. When such delegation is so made by the

Committee, the Chief Executive Officer or such committee shall have the authority of the Committee described in Sections 3.2(a), 3.2(b), 3.2(c), and 3.2(d) of the Plan with respect to the granting of such Awards; provided, however, that the Committee may limit or qualify such authority in any manner it deems appropriate.

3.3                               Guidelines.  Subject to Article X, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.  The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan.  The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.  To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4                               Decisions Final.  Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5                               Procedures.  If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the Bylaws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law.  A majority of the Committee members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  Any decision or determination reduced to writing and signed by all the Committee members in accordance with the Bylaws of the Company, shall be as fully effective as if it had been made by a vote at a meeting duly called and held.  The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6                               Designation of Consultants/Liability.  (a)      The Committee may, in its sole discretion and to the extent permitted by applicable law and applicable exchange rules, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b)                                 The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.  The Committee, its members and any person designated pursuant to this Section 3.6 shall not be liable for any action or determination made in good faith with respect to the Plan.  To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7                               Indemnification.  To the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any of its Affiliates and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or Bylaws of the Company or any of its Affiliates.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

3.8                               Shareholders Agreement.  Notwithstanding anything herein to the contrary, the Plan and the operation and administration of the Plan (including any action taken by the Committee) shall be subject to the terms and conditions set forth in the Shareholders Agreement to the greatest extent permissible under applicable law.

ARTICLE IV

SHARE LIMITATIONS

4.1                               General Limitations.  The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted under the Plan, including with respect to Incentive Stock Options, shall not exceed 26,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.  If any Award granted under the Plan expires, terminates or, is canceled or is forfeited for any reason (in the case of any Stock Option, without having been exercised in full), the number of shares of Common Stock underlying such Award (in the case of any Stock

Option, to the extent unexercised) shall again be available for issuance under the Plan.  To the extent that a distribution pursuant to a Stock Option is made in cash, the share reserve shall be reduced by the number of shares of Common Stock bearing a value equal to the amount of the cash distribution as of the time that such amount was determined.

4.2                               Changes.

(a)                                 The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any of its Affiliates, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any of its Affiliates, (v) any sale or transfer of all or part of the assets or business of the Company or any of its Affiliates, (vi) any Section 4.2 Event or (vii) any other corporate act or proceeding.

(b)                                 Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, or other change in capital structure of the Company, or an extraordinary cash dividend (a “Section 4.2 Event”) then (i) the aggregate number and kind of shares that thereafter may be issued under the Plan, (ii) the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Stock Option granted under the Plan and (iii) the purchase or exercise price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan.  Any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.  In connection with any Section 4.2 Event, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor.  Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of any class of securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c)                                  Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be eliminated at the time of such adjustment by rounding-down for any fractional shares.  No fractional shares of Common Stock shall be issued under the Plan.  Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d)                                 In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options that provides for a Participant elected exercise (“Exercisable Stock Options”), effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 10 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Exercisable Stock Options that are then outstanding to the extent vested as of the date on which such notice of termination is delivered (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Stock Option award agreements), but any such exercise shall be contingent upon and subject to the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.  If the Acquisition Event does take place after giving such notice, any Exercisable Stock Option not exercised prior to the date of the consummation of such Acquisition Event shall be forfeited simultaneous with the consummation of the Acquisition Event.  For the avoidance of doubt, in the event of an Acquisition Event, the Committee may, in its sole discretion, terminate any Exercisable Stock Option for which the exercise price is equal to or exceeds the Fair Market Value without payment of consideration therefor.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Exercisable Stock Options pursuant to this Section 4.2(d), then the applicable provisions of Section 4.2(b) and Article IX shall apply.

4.3                               Minimum Purchase Price.  Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY AND GENERAL REQUIREMENTS FOR STOCK OPTIONS

5.1                               General Eligibility.  All current Eligible Employees, Non-Employee Directors and Consultants and prospective Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Non-Qualified Stock Options and Restricted Stock.  Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2                               Incentive Stock Options.  Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan.  Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3                               General Requirement.  The granting, vesting and exercise of Awards granted to a prospective Eligible Employee, Consultant or Non-Employee Director are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, provided that no Award may be granted to a prospective Eligible Employee, Consultant or Non-Employee Director unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions.

ARTICLE VI

STOCK OPTIONS

6.1                               Stock Options.  Each Stock Option granted under the Plan shall be one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option.

6.2                               Grants.  The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.  To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify, shall constitute a separate Non-Qualified Stock Option.  The Committee shall, in its sole discretion, have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options.

6.3                               Terms of Stock Options.  Stock Options granted under the Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

(a)                                 Exercise Price.  The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)                                 Stock Option Term.  The term of each Stock Option shall be fixed by the Committee; provided, that (i) no Stock Option shall be exercisable more than 10 years after the date such Stock Option is granted; and (ii) the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five years.

(c)                                  Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.  If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods or upon the attainment of certain financial results or other criteria), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.  Unless otherwise determined by the Committee at grant, the Option agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the later of the date the Stock Option is exercised or the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).  In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Stock Option award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Stock Option.

(d)                                 Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, a Stock Option may be exercised in whole or in part at any time and from time to time during the Stock Option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be acquired.  Such notice shall be accompanied by (x) at the Company’s request, a Joinder Agreement executed by the holder thereof and (y) payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price, to the extent authorized by the Committee; or (iii) on such other terms and conditions as may be acceptable to the

Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion.  No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)                                  Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.  In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option.  Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

(f)                                   Form, Modification, Extension and Renewal of Stock Options.  Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion, (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that (x) the rights of a Participant are not reduced or adversely affected without his or her consent and (y) such action does not subject the Stock Options to Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).  Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the shareholders of the Company.

(g)                                  Early Exercise.  The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to certain restrictions as determined by the Committee and be treated as restricted stock.  Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(h)                                 Other Terms and Conditions.  Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall, in its sole discretion, deem appropriate.

ARTICLE VII

RESTRICTED STOCK

7.1                               Awards of Restricted Stock.  (a)  Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times within which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards.  The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Committee may determine, in its sole discretion.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock that had vested in the period referred to above.

(b)                                 Restriction Period.  The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock.  Within these limits, based on service and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award.

7.2                               Awards and Certificates.  An Eligible Employee, Consultant and Non-Employee Director selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award.  Further, such Award shall be subject to the following conditions:

(a)                                 Purchase Price.  The purchase price (if any) of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(b)                                 Acceptance.  Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder and all applicable withholding taxes due upon the granting and acceptance of the Award (if any) in accordance with the provisions of Section 13.4.

(c)                                  Legend.  Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the FDO Holdings Inc. (the “Company”) 2011 Stock Incentive Plan (as amended from time to time), and an Award agreement entered into between the registered owner and the Company dated                         .  Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(d)                                 Custody.  The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(e)                                  Rights as Stockholder.  Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.  Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee, in its sole discretion, specifies otherwise at the time of the Award.

(f)                                   Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant.  All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law or the Shareholders Agreement.  Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE VIII

NON-TRANSFERABILITY AND TERMINATION OF
EMPLOYMENT/CONSULTANCY/DIRECTORSHIP

8.1                               Non-Transferability

(a)                                 Except as otherwise specifically provided herein, no Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution.  All Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.  Shares of Restricted Stock may not be Transferred prior to the date on which shares are issued, or if later, the date on which any applicable restriction or deferral period lapses.  Any attempt to Transfer any such Stock Option or share of Common Stock not in accordance with the provisions of Section 12.2 shall be void and immediately cancelled, and no Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person.

(b)                                 Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section 8.1 is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.  A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the Stock Option agreement.  Any shares of Common Stock acquired upon the exercise of a Stock Option by a Permissible Transferee of a Stock Option or a Permissible Transferee pursuant to a Transfer after the exercise of the Stock Option shall be subject to the terms of the Plan and the Stock Option agreement, including, without limitation, the provisions of Article XII.

8.2                               Termination.  Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, the following shall apply in the event of a Termination of a Participant:

(a)                                 Rules Applicable to Stock Options.

(i)                                     Termination by Reason of Death or Disability.  If a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(ii)                                  Involuntary Termination Without Cause or for Good Reason.  If a Participant’s Termination is by involuntary termination without Cause or by the Participant for Good Reason, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(iii)                               Termination for Cause; Voluntary Termination without Good Reason.  If a Participant’s Termination: (1) is for Cause, (2) is a voluntary Termination by the Participant after the occurrence of an event that would be grounds for a Termination for Cause, (3) voluntary by the Participant without Good Reason, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(iv)                              Unvested Stock Options.  Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination

(b)                                 Rules Applicable to Restricted Stock.  Unless otherwise determined by the Committee at grant or thereafter, during the relevant Restriction Period, upon a Participant’s Termination for any reason, all Restricted Stock still subject to restriction shall be forfeited.

ARTICLE IX

CHANGE IN CONTROL PROVISIONS

9.1                               Except as otherwise provided by the Committee in an Award agreement, in the event of a Change in Control of the Company after the Effective Date, the Committee may, but shall not be obligated to:

(a)                                 accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award; or

(b)                                 cancel Awards for fair value (as determined in good faith by the Committee) which, in the case of Options may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Options (or, if no consideration is paid in any such transaction, the Fair Market Value of the shares of Common Stock subject to such Options) over the aggregate exercise price of such Options; or

(c)                                  provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Stock Options previously granted hereunder as determined by the Committee in its sole discretion.

9.2                               Initial Public Offering not a Change in Control.  Notwithstanding the foregoing, for purposes of the Plan, the completion of an initial public offering of the Common Stock or any change in the composition of the Board within one year following such initial public offering shall not be considered a Change in Control.

ARTICLE X

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIII or Section 409A of the Code as described below), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that if the Committee, in its sole discretion, determines that the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may be adversely impaired, the consent of such Participant shall be required; and provided further, without the approval of the shareholders of the Company entitled to vote in accordance with applicable law, no amendment may be made that would:

(a)                                 increase the aggregate number of shares of Common Stock that may be issued under the Plan (other than due to an adjustment under Section 4.2);

(b)                                 change the classification of individuals eligible to receive Awards under the Plan;

(c)                                  decrease the minimum exercise price of any Stock Option;

(d)                                 extend the maximum Stock Option period under Section 6.3;

(e)                                  award any Stock Option in replacement of a canceled Stock Option with a higher exercise price, except in accordance with Section 6.3(f); or

(f)                                   require shareholder approval in order for the Plan to continue to comply with Section 422 of the Code to the extent applicable to Incentive Stock Options or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder’s consent.  Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Section 409A of the Code or any other applicable law.  Nothing in the Plan is intended to provide a guarantee of particular tax treatment to any Participant.

ARTICLE XI

UNFUNDED PLAN

The Plan is intended to constitute an “unfunded” plan.  With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XII

TRANSFER LIMIT; COMPANY’S RIGHT OF REPURCHASE; RIGHTS OF FIRST REFUSAL

12.1                        Repurchase Rights and Rights of First Refusal.  The Committee may provide in the applicable Award agreement repurchase rights and/or rights of first refusal at the time of grant (or, thereafter, if no rights of the Participant are reduced) as it may decide in its sole discretion.  Notwithstanding anything herein to the contrary, if a Participant or a Permissible Transferee is a party to the Shareholders Agreement or executes a Joinder Agreement (or is a party to or executes a joinder agreement to another shareholders agreement (or similar agreement) that provides repurchase rights, call rights and/or rights of first refusal or rights of first offer), such provisions with respect to repurchase rights, call rights and/or rights of first refusal or rights of first offer in the Shareholders Agreement or such other shareholders agreement (or similar agreement), including any amendments thereto, shall control to the extent they are inconsistent with any similar provisions in the applicable Award agreement.

12.2                        Transfer Limit.  (a)    Restrictions on Transfer.  No Participant shall, directly or indirectly, prior to the Registration Date or such other date determined by the Committee, Transfer any shares of Common Stock acquired through the exercise of an Award under the Plan prior to the Participant’s Termination and the expiration of any applicable time period set forth in the applicable Award agreement and the Shareholders Agreement for the exercise of repurchase rights, call rights and/or rights of first refusal or rights of first offer provided therein.  Notwithstanding the foregoing, the Participant shall have the right to Transfer such shares of Common Stock to a Permissible Transferee who takes the shares subject to the terms of the Plan and applicable Award agreement, provided that such Transfer shall not be effective unless and until the Company shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws.

12.3                        Effect of Registration.  Notwithstanding the foregoing, unless otherwise determined by the Committee, the Company shall cease to have rights pursuant to this Article XII on and after the Registration Date.

12.4                        Effect of Public Offering.  Notwithstanding the foregoing, in the event of the completion of an initial public offering of the Common Stock, contingent on the completion of such initial public offering, the Company shall have any repurchase rights immediately in effect prior to the completion of such public offering with respect to an Award or shares of Common Stock previously acquired by the Participant pursuant to the exercise of a vested Stock Option or vesting or Restricted Stock, whether such repurchase rights were included in the applicable Award agreement or otherwise.

ARTICLE XIII

GENERAL PROVISIONS

13.1                        Legend.  The Committee may require each person receiving shares of Common Stock pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request.  In addition to any legend required by the Plan, the certificates and/or book entry accounts for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.

All certificates and/or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national automated quotation system on which the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.2                        Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.3                        No Right to Employment/Consultancy/Directorship.  Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any of its Affiliates, nor shall there a limitation in any way on the right of the Company or any of its Affiliates by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

13.4                        Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.  Upon the vesting of Restricted Stock, or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Eligible Employee may be satisfied, subject to the advanced consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.   Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

13.5                        Listing and Other Conditions.

(a)                                 Unless otherwise determined by the Committee, if at any time the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system.  The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Award with respect to such shares shall be suspended until such listing has been effected.

(b)                                 If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful and will not result in the imposition of excise taxes on the Company.

(c)                                  Upon termination of any period of suspension under this Section 13.5, an Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)                                 A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

13.6                        Shareholders Agreement and Other Requirements.  Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award granted under the Plan, the Participant shall execute and deliver a Joinder Agreement or such other documentation as required by the Committee which shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, a right of first refusal of the Company with respect to shares, and such other terms or restrictions as the Board or Committee shall from time to time establish, including without exception any drag along rights, tag along rights, transfer restrictions and registration rights.  The Shareholders Agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by the Shareholders Agreement or other documentation.  The Company may require, as a condition of exercise, the Participant or any Permissible Transferee to become a party to the Shareholders Agreement or any other existing shareholders agreement or other agreement.

13.7                        Governing Law.  The Plan and the actions taken in connection herewith shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws, and the State of Delaware shall be the exclusive venue of any actions or causes of action arising hereunder.

13.8                        Construction.  Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.9                        Other Benefits.  No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

13.10                 Costs.  The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Stock Option granted hereunder.

13.11                 No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and Awards granted to individual Participants need not be the same.

13.12                 Death/Disability.  The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of a Stock Option.  The Committee may, in its sole discretion, also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

13.13                 Section 16(b) of the Exchange Act.  On and after the Registration Date, all elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

13.14                 Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included; provided however, that if the Company’s call rights and rights of first refusal set forth in the Shareholders Agreement or other agreement shall be held invalid or unenforceable, the Awards granted under the Plan shall be cancelled and terminated.

13.15                 Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.16                 Securities Act Compliance.  Except as the Company or Committee shall otherwise determine, the Plan is intended to comply with Section 4(2) or Rule 701 of the Securities Act, and any provisions inconsistent with such Section or Rule of the Securities Act shall be inoperative and shall not affect the validity of the Plan.

13.17                 Successors and Assigns.  The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

13.18                 Payment to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

13.19                 Agreement. As a condition to the grant of a Award, if requested by the Company or the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock  (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”).  The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter or the Company to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to a Stock Option until the end of such Lock-up Period.

13.20                 No Rights as Shareholder.  Subject to the provisions of the Award agreement, no Participant or Permissible Transferee shall have any rights as a shareholder of the Company with respect to any Award until such individual becomes the holder of record of the shares of Common Stock underlying the Award.

13.21                 Section 409A of the Code.  To the extent applicable, the Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.  To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

13.22                 Consideration.  Awards may be awarded in consideration for past services actually rendered to the Company or an Affiliate of the Company for its benefit; provided, however, that in the case of an Award to be made to a new Eligible Employee, Non-Employee Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check in order to ensure proper issuance of the shares in compliance with the Delaware General Corporation Law.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company within 12 months before or after adoption of the Plan by the Board in compliance with the Delaware General Corporation Law.

ARTICLE XV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date.